EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the DoubleLine Yield Opportunities Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the DoubleLine Yield Opportunities Fund for the year ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the DoubleLine Yield Opportunities for the stated period.

/s/ Ronald R. Redell	/s/ Henry V. Chase
Ronald R. Redell	Henry V. Chase
President and Principal Executive Officer	Treasurer and
Principal Financial and Accounting Officer
Dated:	11/28/2025	Dated:	11/28/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by DoubleLine Yield Opportunities Fund for purposes of Section 18 of the Securities Exchange Act of 1934.